Exhibit 99.1
Dover Corporation
Unaudited Pro Forma Consolidated Financial Information

On February 28, 2014, Dover Corporation ("Dover") completed the previously announced distribution of 100% of the outstanding common stock of its previously wholly-owned subsidiary, Knowles Corporation ("Knowles"), to Dover shareholders as of close of trading on February 19, 2014 (the "Distribution").

The following unaudited pro forma consolidated statements of earnings of Dover for each of the years ended December 31, 2013, 2012, and 2011 give effect to the Distribution as if it occurred on January 1, 2011.  The following unaudited pro forma consolidated balance sheet of Dover as of December 31, 2013 gives effect to the Distribution as if it occurred on December 31, 2013.

The statements are presented based on information currently available and are intended for informational purposes only and do not purport to represent what Dover's results of operations and financial position actually would have been had the Distribution occurred on the dates indicated, or to project Dover's financial performance for any future period.  Beginning with Dover's quarterly report for first quarter of 2014, Knowles' historical financial results for periods prior to the Distribution will be reflected in Dover's consolidated financial statements within discontinued operations.

The information in the Knowles Separation column in the unaudited pro forma consolidated statements of earnings was derived from Dover's audited financial statements for the years ended December 31, 2013, 2012, and 2011, adjusted to include certain costs directly attributable to Knowles and to exclude corporate overhead costs that were previously allocated to Knowles for each period, as described in Knowles' Registration Statement on Form 10 (No. 001-36102). The information in the Knowles Separation column in the unaudited pro forma consolidated balance sheet was derived from Dover's audited financial statements as of December 31, 2013, adjusted to include certain liabilities that are directly attributable to Knowles.

The Pro Forma Adjustments column in the unaudited pro forma consolidated statements reflects additional pro forma adjustments which are described in the accompanying notes.

These unaudited pro forma consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Dover's historical consolidated financial statements and the related notes included in Dover's previous filings with the Securities and Exchange Commission.

DOVER CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2013
(In thousands, except per share amounts)

	Dover Historical	Knowles Separation (A)	Pro Forma Adjustments	Notes	Pro Forma Dover Continuing Operations
Revenue	$8,729,813	$(1,215,719)	$1,559	(B)	$7,515,653
Cost of goods and services	5,390,032	(781,525)	1,559	(B)	4,610,066
Gross profit	3,339,781	(434,194)	—		2,905,587
Selling and administrative expenses	1,985,849	(266,775)	(30,093)	(C)	1,688,981
Operating earnings	1,353,932	(167,419)	30,093		1,216,606
Interest expense, net	120,742	(42,145)	42,075	(D)	120,672
Other (income) expense, net	(4,222)	(3,157)	2,834	(E)	(4,545)
Earnings before provision for income taxes	1,237,412	(122,117)	(14,816)		1,100,479
Provision for income taxes	271,607	5,985	(11,185)	(F)	266,407
Earnings from continuing operations	$965,805	$(128,102)	$(3,631)		$834,072

Basic earnings per common share:
Earnings per share from continuing operations	$5.64				$4.87
Weighted average shares outstanding	171,271				171,271

Diluted earnings per common share:
Earnings per share from continuing operations	$5.57				$4.81
Weighted average shares outstanding	173,547				173,547

DOVER CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2012
(In thousands, except per share amounts)

	Dover Historical	Knowles Separation (A)	Pro Forma Adjustments	Notes	Pro Forma Dover Continuing Operations
Revenue	$8,104,339	$(1,124,757)	$1,873	(B)	$6,981,455
Cost of goods and services	4,997,274	(719,968)	1,873	(B)	4,279,179
Gross profit	3,107,065	(404,789)	—		2,702,276
Selling and administrative expenses	1,841,688	(253,208)	—		1,588,480
Operating earnings	1,265,377	(151,581)	—		1,113,796
Interest expense, net	121,141	(56,667)	56,794	(D)	121,268
Other expense (income), net	6,665	(3,686)	4,044	(E)	7,023
Earnings before provision for income taxes	1,137,571	(91,228)	(60,838)		985,505
Provision for income taxes	304,452	9,962	(13,387)	(F)	301,027
Earnings from continuing operations	$833,119	$(101,190)	$(47,451)		$684,478

Basic earnings per common share:
Earnings per share from continuing operations	$4.59				$3.77
Weighted average shares outstanding	181,551				181,551

Diluted earnings per common share:
Earnings per share from continuing operations	$4.53				$3.72
Weighted average shares outstanding	183,993				183,993

DOVER CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2011
(In thousands, except per share amounts)

	Dover Historical	Knowles Separation (A)	Pro Forma Adjustments	Notes	Pro Forma Dover Continuing Operations
Revenue	$7,369,154	$(983,223)	$672	(B)	$6,386,603
Cost of goods and services	4,524,351	(604,153)	672	(B)	3,920,870
Gross profit	2,844,803	(379,070)	—		2,465,733
Selling and administrative expenses	1,720,954	(214,289)	—		1,506,665
Operating earnings	1,123,849	(164,781)	—		959,068
Interest expense, net	115,525	(39,934)	39,894	(D)	115,485
Other (income) expense, net	(1,938)	(5,772)	6,051	(E)	(1,659)
Earnings before provision for income taxes	1,010,262	(119,075)	(45,945)		845,242
Provision for income taxes	237,076	1,594	(8,884)	(F)	229,786
Earnings from continuing operations	$773,186	$(120,669)	$(37,061)		$615,456

Basic earnings per common share:
Earnings per share from continuing operations	$4.16				$3.31
Weighted average shares outstanding	185,882				185,882

Diluted earnings per common share:
Earnings per share from continuing operations	$4.09				$3.26
Weighted average shares outstanding	188,887				188,887

DOVER CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2013
(In thousands, except share and per share amounts)

	Dover Historical	Knowles Separation (A)	Pro Forma Adjustments	Notes	Pro Forma Dover Continuing Operations
Current assets:
Cash and cash equivalents	$803,882	$(50,000)	$400,000	(G)	$1,153,882
Receivables, net of allowances	1,359,101	(225,407)	—		1,133,694
Inventories, net	926,998	(149,168)	—		777,830
Prepaid and other current assets	75,550	(11,803)	—		63,747
Deferred tax assets	74,631	—	(10,696)	(H)	63,935
Total current assets	3,240,162	(436,378)	389,304		3,193,088
Property, plant and equipment, net	1,182,982	(364,119)	—		818,863
Goodwill	4,242,909	(961,916)	—		3,280,993
Intangible assets, net	1,612,487	(318,310)	—		1,294,177
Other assets and deferred charges	238,910	(22,925)	(18,742)	(H)	197,243
Assets of discontinued operations	320,722	—	—		320,722
Total assets	$10,838,172	$(2,103,648)	$370,562		$9,105,086

Current liabilities:
Notes payable and current maturities of long-term debt	$229,278	$—	$—		$229,278
Accounts payable	692,565	(143,850)	—		548,715
Accrued compensation and employee benefits	317,035	(43,631)	—		273,404
Accrued insurance	93,000	(400)	—		92,600
Other accrued expenses	260,911	(31,926)	—		228,985
Federal and other taxes on income	22,791	9,858	17,012	(H)	49,661
Total current liabilities	1,615,580	(209,949)	17,012		1,422,643
Long-term debt	2,599,201	—	—		2,599,201
Deferred income taxes	549,283	(49,836)	(14,103)	(H)	485,344
Other liabilities	514,086	(20,745)	(15,593)	(I)	477,748
Liabilities of discontinued operations	182,626	—	—		182,626
Stockholders' equity:
Preferred stock - $100 par value; 100,000 shares authorized; none issued	—	—	—		—
Common stock - $1 par value; 500,000,000 shares authorized; 255,320,345 and 254,119,478 shares issued at December 31, 2013 and December 31, 2012, respectively	255,320	—	—		255,320
Additional paid-in capital	871,575	—	—		871,575
Retained earnings	7,954,536	(1,787,774)	383,246	(J)	6,550,008
Accumulated other comprehensive earnings	67,723	(35,344)	—		32,379
Common stock in treasury	(3,771,758)	—	—		(3,771,758)
Total stockholders' equity	5,377,396	(1,823,118)	383,246		3,937,524
Total liabilities and stockholders' equity	$10,838,172	$(2,103,648)	$370,562		$9,105,086

DOVER CORPORATION
Notes to Unaudited Pro Forma Consolidated Financial Statements

(A)
The information in the Knowles Separation column in the unaudited pro forma consolidated statements of earnings was derived from Dover's audited financial statements for the years ended December 31, 2013, 2012, and 2011, adjusted to include certain costs directly attributable to Knowles and to exclude corporate overhead costs that were previously allocated to Knowles for each period. The information in the Knowles Separation column in the unaudited pro forma consolidated balance sheet was derived from Dover's audited financial statements as of December 31, 2013, adjusted to include certain liabilities that are directly attributable to Knowles. Knowles' cash balance is adjusted to reflect Knowles' expected cash balance on the date of Distribution.

(B)	Represents sales transactions, and related costs of goods and services, between Dover and Knowles that were previously eliminated in consolidation.

(C)
Represents one-time spin costs incurred by Dover through December 31, 2013. Dover expects to incur and pay total one-time costs associated with the separation from Knowles, including legal and advisory costs, in the range of $60.0 to $70.0 million.

(D)	Represents the pro forma adjustment to interest expense, net related to the intercompany net notes payable with Knowles that was settled prior to the date of Distribution.

(E)	Represents royalty income and management fees due to Dover from Knowles.

(F)
Represents the tax effect of pro forma adjustments to income before income taxes, resulting in pro forma Dover continuing operations effective tax rates of 24.2%, 30.5% and 27.2% for the years ended December 31, 2013, 2012 and 2011, respectively. Dover's effective tax rate following the Distribution could be either higher or lower than that used to calculate its pro forma provision for income taxes depending on activities subsequent to the separation of Knowles from Dover.

(G)	Represents the distribution of $400.0 million from Knowles to Dover immediately prior to the Distribution from proceeds of third-party debt incurred by Knowles on the date of Distribution.

(H)	Represents the tax impact of the separation of Knowles from Dover.

(I)
Represents liabilities assumed by Knowles upon the separation related to certain retirement benefits. Dover provides to certain management employees a deferred compensation plan and, through a non-qualified plan, supplemental retirement benefits in excess of qualified plan limits imposed by federal tax law. The benefit obligation attributable to Knowles' employees upon the Distribution for these plans will no longer be reflected on Dover’s consolidated balance sheet as of the date of Distribution.

(J)	Stockholders’ equity was adjusted for the pro forma adjustments specified in Notes (G), (H) and (I), including the distribution of $400.0 million from Knowles to Dover.